Staymenity

Staymenity is a platform that allows hosts to rent luxury amenity spaces (ie. pools, chef's kitchens, sport courts, etc.) coupled with experiences for hourly and daily use.


Staymenity

Invest

$100 minimum investment

DEADLINE: January 5, 2024

in 2 months

UNIT PRICE

$2

TOTAL RAISED

$0

VALUATION

$4,980,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Staymenity is a platform that allows hosts to rent luxury amenity spaces (ie. pools, chef's kitchens, sport courts, etc.) for hourly and daily use.

Staymenity is looking to personalize the vacation rental space, allowing hosts to pair luxury spaces with curated experiences (ie. private chefs, cheese boards, decorations, etc.). Whether it be for a family photoshoot with an ocean view, a birthday party with friends, or a morning basketball game, guests can conveniently book all within one platform, and hosts can be compensated.

Staymenity continues to focus on high-quality listings. Hosts have leveraged Staymenity's photographers and onboarding team to enhance listing photos and descriptions respectively. Staymenity has built out many features for hosts; a dynamic pricing tool, the ability to sell additional items (ie. $50 for soft drink cooler), ID verification, security deposits, integrated damage protection, and more. Staymenity looks forward to building a community of hosts who are looking to create unique experiences and guests, who are looking to take advantage of them at a convenient and affordable price.


Staymenity
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Top Spaces
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$60 /hour
$100 /hour
$100 /hour
$100 /hour
Riverside, CA 50 people Pool
0.00 (0) Stunning resort style pool with 50' slide
Yucca Valley, CA 10 people Pool
0.00 (0) Cloud Canyon
Yucca Valley, CA 10 people Pool
0.00 (0) Yucca Valley Luxury Oasis
Menifee, CA 20 people Pool
0.00 (0) Menifee Haven


$100 /hour

Joshua Tree, CA · 10 people · Pool

0.00 (0) Villa Leona|Salt Water Pool Home|Heart of JT/ Park


$100 /hour

Twentynine Palms, CA · 6 people · Entertainmer

0.00 (0) Umbra Acres|Firepit| Daybed Hammock|Views|29Palms


$100 /hour

Morongo Valley, CA · 8 people · Pool

0.00 (0) Rancho Morongo| Secluded Luxury 1954 Eco Homestead


$100 /hour

Yucca Valley, CA · 5 people · Entertainment

0.00 (0) La Luna Cabin | A Modern Rustic JT Desert Cabin

For Hosts

SUCCESS TO DATE

- V1 Staymenity platform integrates with several services such as Autohost for ID verification, Superhog for damage protection, Termly for data privacy maintenance, Stripe for secure flow of funds and Duo for internal company login security.
- Staymenity has onboarded over 100 quality listings with a strong pipeline.
- Staymenity has developed relationships and are in contractual stages with key personnel who have years of experience in the short term rental industry.

PROBLEM

The existing issue within the short-term rental sector revolves around the absence of personalization options for property owners when creating listings.

Hosts lack the ability to monetize distinctive spaces that might not be suitable for overnight accommodations. For example, if hosts have a beautiful garden or an event space, they should have the opportunity to monetize it for special events, workshops, or photography sessions without the need to list it as an overnight accommodation. Additionally, there is no such platform that connects luxury amenity spaces with unique experiences, such as a private chef, yoga classes, or spa services.

Another pressing concern is the substantial fees imposed on hosts, with typical service charges exceeding 15%. In contrast, Staymenity levies a more reasonable 3% fee. Lastly, current industry competitors struggle to promptly address user inquiries, concerns, and feedback, highlighting a gap in efficient customer support.

SOLUTION

Overall, combining luxury amenity spaces with personalized experiences (post funding) and themed packages on a single platform can significantly enrich the short-term rental market. **It can provide guests with convenience, hosts with increased revenue streams, and vendors with a valuable marketing channel to showcase their services.**


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An extensive selection of exclusive spaces offering high-end amenities and experiences
Unique spaces you can rent by the hour
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Staymenity
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all amenities

Streamlined Booking Process

Guests can browse through a variety of luxury amenity spaces offered hourly and daily. Staymenity plans post funding to integrate experiences via curated vendors (i.e private chefs, yoga instructors, etc.). This simplifies the booking process, making it more convenient for guests to enhance their stays and for hosts to yield additional income.

Enhanced Guest Experience

By offering personalized experiences and themed packages, guests can have a unique and tailored stay that matches their interests and preferences. This can lead to higher guest satisfaction and positive reviews, encouraging repeat bookings and word-of-mouth referrals.

Increased Host Revenue

By incorporating add-on amenities and experiences, hosts have the opportunity to generate additional revenue beyond rental fees.

Monetization of Unique Spaces

Homeowners with distinctive and exclusive spaces can capitalize on their property without listing it as an overnight accommodation.

Quality Assurance through Vetting

By thoroughly vetting vendors and experiences via ID verification, the platform ensures a high standard of service and quality for both hosts and guests.

Marketing and Exposure

A well-curated platform that offers personalized experiences and unique amenities can attract a broader audience, bringing more visibility to hosts and vendors. This increased exposure can lead to higher occupancy rates and more bookings.

Host Support and Resources

The platform can provide hosts with resources, guides, and best practices to help them optimize their offerings and manage their business effectively. To date, Staymenity has assisted on building quality listings via hired photographers and edited descriptions.

Integrated Feedback System

Implementing a feedback and rating system on the platform can sustain the quality amenity spaces and experiences.


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07-26-2023, 5:01 PM
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BUSINESS MODEL & MARKET

Staymenity connects homeowners and property management companies ("hosts") to guests safely and securely. Hosts and guests pay a 3% and 15% service fee respectively. Additionally, Staymenity plans to offer guests curated vendor experiences such as private chefs, yoga instructors, etc. for a 5% service fee.

Market

Staymenity



The personalized travel & experiences market size in 2020 was valued at
$91.2B
Estimated by 2030 to reach
$447.3B
In 2020, Airbnb's S-1 filing claims a total addressable market (TAM) for experiences (provided by Euromonitor) is
$1.4T

Business Wire

TEAM



Max Kessler

CEO

Has worked as an Emerging Growth Banker over the last 6 years supporting many high-growth, venture backed companies. He has assisted many companies with an array of financial growth decisions.



Makan Fofana

CTO

Has worked as a full stack website developer and data/ai engineer for several years at startups with sectors ranging from entertainment to insurance to environmental climate change. He has experience leading and delivering on several highly technical and diversified projects.



Steven Kessler

CFO

Has worked as an auditor in public accounting over the past 6 years, specializing in the real estate industry. Throughout this process steven has assisted his clients in delivering timely Financial and compliance reporting.

USE OF PROCEEDS

If the offering's maximum amount of $124,000 is raised:

Use	Value	% of Proceeds
Vendor & Third-Party Service Provider Integrations	$68,200	55.0%
Key Hires	$49,724	40.1%
Intermediary fees	$6,076	4.9%

TERMS

This is an offering of Membership Units, under registration exemption 4(a)(6), in Staymenity LLC. This offering must raise at least $10,000 by January 5, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Staymenity may issue additional securities to raise up to $124,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

2,552,000 units
× $2 per unit

$5,104,000 implied valuation

FINANCIALS

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
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UPDATES

Nov 3, 2023 • Primary offering of 62,000 units at $2

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